Exhibit 99.2

SUPPLEMENTAL DISCLOSURE

TO

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

DYNATRONICS CORPORATION

AND

EACH PURCHASER IDENTIFIED ON THE SIGNATURE PAGES THERETO

REGARDING THE

ASSET PURCHASE AGREEMENT

BETWEEN

DYNATRONICS CORPORATION

AND

BIRD & CRONIN, INC.

September 13, 2017

This Supplemental Disclosure (this "Supplemental Disclosure") is provided in connection with that certain Securities Purchase Agreement, to be dated on or about September 22, 2017 (the "Securities Purchase Agreement"), by and among the Company and the purchasers identified on the signature pages thereto (each a "Purchaser" and collectively, the "Purchasers").  This Supplemental Disclosure is being provided to the Purchasers to furnish certain additional information to the Purchasers regarding Bird & Cronin, Inc., a Minnesota corporation ("B&C"), and the contemplated purchase by Dynatronics Corporation (the "Company", "Dynatronics", "we", or "us") of substantially all the assets of B&C (the "Acquisition").  The terms of the Acquisition are set forth in that certain Asset Purchase Agreement, to be dated on or about September 22, 2017, by and between the Company and B&C (the "Asset Purchase Agreement").

DISCLAIMERS
THE SECURITIES BEING OFFERED FOR SALE UNDER THE SECURITIES PURCHASE AGREEMENT TO WHICH THIS SUPPLEMENTAL DISCLOSURE RELATES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE, AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF DYNATRONICS' INTENDED COMPLIANCE WITH SECTION 4(a)(2) OF THE SECURITIES ACT, THE PROVISIONS OF REGULATION D UNDER SUCH ACT, AND SIMILAR EXEMPTIONS UNDER STATE LAWS.  THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK.
THE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON OTHER THAN AS PROVIDED HEREIN HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS REGARDING THE SUBJECT MATTER HEREOF OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENTAL DISCLOSURE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DYNATRONICS.

THE CONTENTS OF THIS SUPPLEMENTAL DISCLOSURE SHOULD NOT BE CONSTRUED AS LEGAL, INVESTMENT OR TAX ADVICE.  YOU SHOULD CONSULT WITH YOUR OWN ADVISORS AS TO LEGAL, INVESTMENT, TAX AND RELATED MATTERS CONCERNING THE MATTERS SET FORTH HEREIN.

THIS SUPPLEMENTAL DISCLOSURE CONTAINS REFERENCES TO AND SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS RELATING TO DYNATRONICS, B&C, THE OFFERING OF THE SECURITIES, THE ACQUISITION, AND RELATED TRANSACTIONS.  SUCH REFERENCES AND SUMMARIES DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE TEXT OF THE ORIGINAL DOCUMENTS.

THE DELIVERY OF THIS SUPPLEMENTAL DISCLOSURE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.  DYNATRONICS DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR SUPPLEMENT ANY OF THE INFORMATION CONTAINED IN THIS SUPPLEMENTAL DISCLOSURE OR THE APPENDICES OR ENCLOSURES DELIVERED HEREWITH AS OF ANY DATE.

HOW TO OBTAIN ADDITIONAL INFORMATION
PROSPECTIVE INVESTORS MAY ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, DYNATRONICS CONCERNING DYNATRONICS, THE OFFERING OF THE SECURITIES, B&C, AND THE ACQUISITION.  PROSPECTIVE INVESTORS MAY ALSO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT DYNATRONICS POSSESSES SUCH INFORMATION.  INQUIRIES AND REQUESTS FOR ADDITIONAL INFORMATION SHOULD BE DIRECTED TO DYNATRONICS AT:

Dynatronics Corporation.
Attn: Jim Ogilvie, V.P. Business Development
7030 Park Centre Drive
Cottonwood Heights, UT 84121
(801) 568-7000

FORWARD-LOOKING STATEMENTS; CONFIDENTIALITY
This Supplemental Disclosure contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements relate to future events or the future performance of the Company and involve known and unknown risks and other uncertainties or factors that may cause actual results, performance, or achievements of the Company and/or B&C to be materially different from any future results, performance, or achievements expressed or implied by the forward‑looking statements.  In addition to statements which explicitly describe such risks and uncertainties, investors are urged to consider statements and projections which use the terms "believe," "belief," "expect," "intend," "plan," "goal," "seek," "project," "estimate," "strategy," "future," "likely," "may," "should," "will," "anticipate," or similar references to future periods to be uncertain and forward looking.  Examples of forward-looking statements include, among others, statements we make regarding the sales of B&C-branded products and profitability in future periods following our acquisition of B&C, as well as:

•	Expected operating results, such as revenue growth and earnings;
•	Current or future volatility in the credit markets and future market conditions;
•	Expectations of the effect on our financial condition of claims, litigation, and environmental costs;
•	Regulatory uncertainty and risks related to development, marketing, sale and use of the B&C products; and
•	Strategy for marketing and distributing the B&C products, customer retention, growth, product development, market position, financial results and reserves.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•	Economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets;
•	Volatility in the capital or credit markets;
•	The impact of health care reform and other aspects of the health care market generally;
•	Our success in assimilating and integrating the B&C acquisition;
•	The occurrence of hostilities, political instability or catastrophic events;
•	Acceptance of or changes in customer demand for the B&C-branded products; and
•	Developments and changes in laws and regulations, including increased regulations.
Confidentiality
Until such time as Dynatronics discloses to the general public the information contained herein, these documents, any accompanying financial information, and any related annexes/exhibits, contain confidential and proprietary information and have been prepared solely for the benefit of potential investors in the Company's securities.  Any reproduction or distribution of the information contained herein, in whole or in part, or the divulgence of any of its contents, without the prior written consent of Dynatronics, is prohibited.  Unless otherwise agreed with the Company, the existence and nature of all conversations regarding the matters set forth herein must be kept strictly confidential.
By accepting delivery of these documents, you agree that the Company may enforce the foregoing confidentiality obligation against you or anyone to whom you give this document by court action for an injunction or damages.  In addition, you agree to return the documents to the Company upon request if you elect not to invest in securities of the Company.

Estimates, forecasts or other forward looking statements contained in this Supplemental Disclosure have been prepared by the management of the Company and/or B&C in good faith on a basis they believe is reasonable.  Such estimates, forecasts and other forward-looking statements, however, involve significant elements of subjective judgment and analysis and no representation can be made as to their attainability.  No representation or warranty (express or implied) is made or is to be relied upon as a promise or representation as to the future performance of the Company or B&C.  Any forward-looking statement made herein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TABLE OF CONTENTS
Forward-Looking Statements, Confidentiality	iii
Confidentiality	iv
Introduction	1
Acquisition	1
General	1
The Proposed Acquisition	1
The Parties to the Asset Purchase Agreement	2
Dynatronics' Reasons for the Acquisition	2
Required Shareholder Vote of Dynatronics	3
Background of the Acquisition	3
Material Terms of the Asset Purchase Agreement	3
Business of Bird & Cronin, Inc.	6
Company Description and Overview	6
Business Overview and Objectives	6
Employees	6
Products	7
Rick Factors	8
Risks Relating to the Acquisition	8
Risks Related to the Operation of the B&C Business Following the Acquisition	12
Additional Information	13
Historical Financial Information	13

v

INTRODUCTION
This Supplemental Disclosure is being delivered to provide certain additional information to the Purchasers regarding B&C, and the contemplated Acquisition.  The full terms of the Acquisition are set forth in the Asset Purchase Agreement.
Capitalized terms used but not defined in this Supplemental Disclosure have the meaning assigned to such terms in the Securities Purchase Agreement.
ACQUISITION
General
The following is a brief summary of certain aspects of the contemplated Acquisition and certain terms of the Asset Purchase Agreement as negotiated to date, which may include immaterial variances to the final Asset Purchase Agreement. It should be read by Purchasers in conjunction with all information and documents disclosed or referenced in the Securities Purchase Agreement, including without limitation, the Transaction Documents, the SEC Reports, and all exhibits and appendices thereto.  This summary is also qualified in its entirety by reference to the Asset Purchase Agreement which has been provided to Purchasers and which will be filed as an attachment to a Current Report on Form 8-K filed with the Securities and Exchange Commission promptly after the execution of the Asset Purchase Agreement.
Additionally, representations, warranties and covenants described in this section and contained in the Asset Purchase Agreement have been made only for the purpose of the Asset Purchase Agreement and, as such, are intended solely for the benefit of the Company and B&C.  In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Asset Purchase Agreement.  Furthermore, the representations and warranties in the Asset Purchase Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company or B&C, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or shareholders.  Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement or may change in the future and these changes may not be fully reflected in the public disclosures made by the Company and/or B&C.
The Proposed Acquisition
On or about the date of this Supplemental Disclosure, Dynatronics has entered into or will enter, the Asset Purchase Agreement, which sets forth the terms on which Dynatronics will acquire substantially all of the assets of B&C.  Upon the Closing (as defined below), we will operate the business acquired from B&C as a wholly-owned subsidiary or specific division of the Company. The business conducted by B&C prior to the Closing will continue to be conducted by the Company at the facility presently used by B&C, which will be leased to the Company. As part of the Acquisition transaction, we will assume certain liabilities of B&C related to its ongoing business (primarily trade accounts and similar obligations in the ordinary course). In addition, we will offer to employ the employees of B&C as Dynatronics employees effective as of the Closing. Jason Anderson and Mike Cronin, the Co-Chief Executive Officers of B&C, will enter into employment agreements with Dynatronics to manage the B&C division of the Company following the Closing. Mr. Anderson and Mr. Cronin will also be indirect shareholders of the Company, as a portion of the purchase price consideration ($4 million dollars) payable to B&C (the selling entity owned in part by Mr. Anderson and Mr. Cronin or their affiliates) will be paid with shares of the Company's new Series D Non-voting Convertible Preferred Stock ("Series D Preferred Stock").  The Series D Preferred Stock will have the rights, preferences and restrictions set forth in the Certificate of Designations, Preferences and Rights of the Series D Non-Voting Convertible Preferred Stock of Dynatronics Corporation, attached hereto as Exhibit A.

The parties expect the Acquisition to be consummated on or about October 2, 2017 (the "Closing"). The Closing is conditioned upon, among other things, the consummation of the transactions set forth in the Securities Purchase Agreement (the "Series C Preferred Offering") and the closing of an amendment to an existing asset‑based lending credit facility between the Company and Bank of the West (the "Loan Agreement").  The proceeds from the Series C Preferred Offering and the Loan Agreement will be used to finance the Acquisition and to pay related transaction expenses.
The Parties to the Asset Purchase Agreement
Dynatronics Corporation.  Dynatronics was incorporated in Utah on April 29, 1983.  Dynatronics manufactures, markets, and distributes advanced-technology medical devices, treatment tables, rehabilitation equipment, orthopedic soft goods and supplies for the physical therapy, athletic training, sports medicine, chiropractic and related physical medicine markets.  The executive offices of Dynatronics are located at 7030 Park Center Dr., Cottonwood Heights, Utah 84121, and its telephone number is (801) 568-7000.
Bird & Cronin, Inc. B&C is a privately owned Minnesota corporation founded in 1968.  B&C designs, manufactures, and distributes orthopedic soft goods, specialty patient care products, and patient footwear to customers in the United States and internationally. B&C operates an 85,000 square-foot manufacturing and headquarters facility located at 1200 Trapp Road, Eagan, Minnesota.
Dynatronics' Reasons for the Acquisition
The Dynatronics board of directors (the "Board") believes that the acquisition of B&C pursuant to the Asset Purchase Agreement is in the best interests of both Dynatronics and the Dynatronics shareholders.  The Board has unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby.
In evaluating all material, relevant factors, the Board determined that the Acquisition presents an important strategic growth opportunity for Dynatronics.  In particular, the Board believes that the Acquisition presents an opportunity to acquire an operation with complementary products and sales channels to those of Dynatronics, and to gain access to certain large national accounts and buying groups. Additionally, the Board believes that the combined (post‑acquisition) company will have positive cash flow and increased revenues. Further, the Board sees the Acquisition as an opportunity to increase the Company's portion of self‑manufactured products and provide the ability to cross‑sell to customers and attract new employees and dealers. Finally, the Board sees B&C's conservative culture with proven results as a strong fit with Dynatronics.

 Required Shareholder Vote of Dynatronics
Dynatronics.  The Asset Purchase Agreement and the transactions contemplated thereby have been unanimously approved by the Board. The approval of the Asset Purchase Agreement by the shareholders of Dynatronics is not required as a matter of Utah law.
Background of the Acquisition
Discussions between Dynatronics and B&C commenced in April of 2016.  On May 1, 2017, the Company and B&C executed a non-binding letter of intent for the purchase by the Company of substantially all of the assets and certain of the liabilities of B&C.  The non-binding offer was conditioned upon, among other conditions, the completion of financial, legal and technical due diligence.  On June 9, 2017, the Board met and discussed fully the potential Acquisition.  At that meeting, Dynatronics' executive officers were authorized and instructed to pursue activities related to the Acquisition.
Material Terms of the Asset Purchase Agreement
Consideration. As consideration for the Acquisition we will pay between $14.5 and $15.5 million, consisting of (a) $10 million in cash paid at Closing and (b) $4 million in shares of Series D Preferred Stock issued at Closing, and (c) between $0.5 and $1.5 million in cash to be paid on the second anniversary of the Closing based on a predetermined formula outlined in the Asset Purchase Agreement (the "Purchase Price").  The Purchase Price is subject to adjustment under circumstances described in the Asset Purchase Agreement, provided that the total consideration will in no event exceed $15.5 million.
Conditions to Closing of the Acquisition.  The closing of the Acquisition and the obligations of the parties to the Asset Purchase Agreement are conditioned upon the satisfaction, deferral or, if permitted, waiver of certain conditions by the Closing Date.  Either party may terminate the transaction if the Closing has not occurred on or before January 2, 2018.  In addition to the financing described above, the conditions to closing include, but are not limited to:
•	receipt of certain third-party consents;
•	there being no Material Adverse Effect (as defined in the Asset Purchase Agreement) from the date of the Asset Purchase Agreement through the date of Closing; and
•	closing of the Series C Preferred Offering pursuant to the Securities Purchase Agreement and the credit facility under the Loan Agreement.
The foregoing list of conditions is not an exhaustive list of all of the conditions contained in the Asset Purchase Agreement.  For a complete list of each condition to the Acquisition, you should refer to the Asset Purchase Agreement.

Representations and Warranties. The Asset Purchase Agreement contains limited representations and warranties of each of the Company and B&C which relate to, among other things, the authorization to enter into and carry out the obligations in the Asset Purchase Agreement and the enforceability of the Asset Purchase Agreement.
The Asset Purchase Agreement contains additional representations and warranties of B&C which relate to, among other things, the following subject matters:
•	B&C's organization and qualifications to do business;
•	Power and authorization to enter into the Asset Purchase Agreement and to consummate the transaction;
•	The absence of conflicts or violations of B&C's governing documents, contracts, applicable law or regulations;
•	The accuracy of financial statements and their preparation in accordance with B&C's historical accounting methodologies;
•	Compliance with laws and statutes;
•	Good and transferable title to the assets, free of encumbrances;
•	The absence of legal proceedings and claims;
•	The condition of the assets to be acquired;
•	Customers and suppliers;
•	Material contracts;
•	Intellectual property;
•	Insurance;
•	Regulatory matters; and
•	Solvency.
All of the representations and warranties survive the Closing and remain in full force and effect following the Closing until 18 months after the Closing Date (other than with respect to fraud, misrepresentation and certain fundamental representations, which shall survive the Closing and remain in full force and effect until 60 days after the expiration of the applicable statute of limitations).
Certain Covenants of the Parties
Affirmative Covenants
During the period between the signing of the Asset Purchase Agreement and the Closing, B&C has agreed to:

•	afford the Company and its representatives full and free access to its employees, the assets, its books and records and contracts;
•	furnish the Company and its representatives with copies of such materials and also with additional information to aid the Company in its due diligence;
•	conduct its operations in the ordinary course of business, except as specifically disclosed prior to signing or as approved by the Company;
•	preserve its assets;
•	maintain relations with customers and suppliers;
•	correct and maintain quality control issues;
•	confer with Dynatronics on implementing material operational decisions;
•	comply with all laws and obligations under contracts;
•	make all filings required to be made by it and cooperate with us with respect to filings we may elect or be required to make in connection with the Acquisition; and
•	obtain all necessary consents.
Negative Covenants
B&C has agreed not to, among other things:
•
without the prior written consent of Dynatronics, take any affirmative action, or fail to take any reasonable action within its control, as a result of which certain changes or events enumerated in the Asset Purchase Agreement would be likely to occur; or

•
directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any person other than the Company relating to a competing transaction involving the sale of B&C.

B&C has agreed that within three Business Days after receipt of a competing proposal which B&C deems to be realistic, it will notify the Company of the details of such proposal.
Termination of the Asset Purchase Agreement
The Asset Purchase Agreement will terminate with immediate effect upon the occurrence of any of the following:
•	written consent of both the Company and B&C;
•
by the Company in the event of a material breach by B&C of any covenant to be performed by B&C which has not been waived by us or if any of the conditions to the obligations of the Company under the Asset Purchase Agreement have not been satisfied as of January 2, 2018 and has not been waived by us, or satisfaction of such a condition has become impossible (other than through a breach of a covenant contained in the Asset Purchase Agreement by the Company) and we have not waived such condition; or

•
by B&C if there is a material breach by the Company of any covenant to be performed by the Company which has not been waived by us or if any of the conditions to the obligations of B&C under the Asset Purchase Agreement have not been satisfied as of January 2, 2018 and has not been waived by B&C, or satisfaction of such a condition has become impossible (other than through a breach of a covenant contained in the Asset Purchase Agreement by B&C) and B&C has not waived such condition.

Governing Law
The Asset Purchase Agreement is governed by the laws of the state of Delaware, without giving effect to any conflict of law principles which would result in the application of the laws of any other jurisdiction.

BUSINESS OF BIRD & CRONIN, INC.
Company Description and Overview
B&C is a family-owned Minnesota corporation founded in 1968.  B&C designs, manufactures, and distributes orthopedic soft goods, specialty patient care products, and patient footwear to customers in the United States and internationally.  Over 90% of B&C's products are made in B&C's 85,000 square-foot manufacturing facility located at 1200 Trapp Road, Eagan, Minnesota.
Business Overview and Objectives
B&C has been family owned and operated for over 45 years and is proud of its tradition of manufacturing the industry's highest quality medical products with a special emphasis on customer care.  B&C's mission is to provide quality medical products and services to its customers, recognizing its obligation to be aware, informed and responsive to the changing needs of the health-care environment.
B&C has benefitted from strong, long-standing relationships with hospitals, orthopedic specialists, universities, research facilities, and other customers across the medical universe.  B&C sells products through direct sales as well as through distribution relationships.  Additionally, B&C holds a number of National Group Purchasing and Government Contracts, some of which include Intalere (formerly Amerinet), Department of Deference, and Department of Veterans Affairs.
Gross sales for the years ended September 30, 2015 and September 30, 2016 were $23.2 million and $24.0 million, respectively.  Net income for the years ended September 30, 2015 and September 30, 2016 were approximately $1.1 million and $2.1 million, respectively.
 Employees
B&C currently has 109 employees.  B&C believes that the skills and dedication of its employees separate its products from those of its competitors.

Two key employees are Jason Anderson and Mike Cronin, currently serving as Co-Chief Executive Officers of B&C.
Mr. Cronin has over 25 years of experience leading sales, marketing, and customer service efforts.  Prior to joining Bird & Cronin, Mike owned and operated his own medical distribution business.  Mike is active in the community and lives just outside Minneapolis with his wife and children.
Mr. Anderson has over 20 years of experience leading businesses, operations and technology.  Prior to joining Bird & Cronin, Jason was a Partner and Chief Information Officer for Evercore Wealth Management (a leading national wealth management firm), the Director of Information Services at Varde Partners (an alternative asset manager), and both a Partner and the Chief Technology Officer for Lowry Hill Private Asset Management (since restructured as Abbot Downing), a Minneapolis based high net worth advisory and proprietary asset management firm (and subsidiary of Wells Fargo).  Jason is active in the community and lives just outside Minneapolis with his wife and three children.
In connection with the Acquisition, Mr. Anderson and Mr. Cronin will each enter into a written employment agreement (the "Employment Agreements") with Dynatronics.  The Employment Agreements will become effective automatically upon Closing.  Under the Employment Agreements, Mr. Anderson and Mr. Cronin will manage and operate the B&C Division of Dynatronics, using the assets acquired from B&C.  The key terms of the Employment Agreements include, but are not limited to, the following:
•	Mr. Anderson and Mr. Cronin will both act as co-presidents of the B&C Industries Division, each paid an annual salary of $175,000;
•
If each of Mr. Anderson and Mr. Cronin remains employed on October 2, 2018, then each will be entitled to a one-time cash bonus in an amount between $0 to $10,000, with the exact amount to be determined by Kelvyn Cullimore Jr., as CEO and President of Dynatronics;

•	The Employment Agreements may be terminated (i) by either party, for any reason other than cause, by giving 30 days' notice to the other party; or (ii) by the Company for cause;
•	If the Company terminates the employment of Mr. Anderson and/or Mr. Cronin without cause prior to the one year anniversary date, each would be entitled to certain severance payments; and
•	Mr. Anderson and Mr. Cronin will enter into confidentiality and non‑compete covenants with the Company.
 Products
Approximately 90% of B&C's revenues are generated from self‑manufactured products, with the remaining 10% generated from third party distributed products.
B&C's products include ankle walkers, wrist supports, ankle braces, abdominal binders, knee & leg supports, catheters, cervical collars, shoulder immobilizers, splints, extrication collars, and many other related products.  All of B&C's products fall under the FDA Class I distinction based on the risks associated with the manufactured products.  Class I devices are deemed to be low risk and are therefore subject to the least regulatory controls.  B&C also has the capability to private label products for customers, which is a key differentiator in the market.

A full listing of B&C's products can be found in its online catalog located at: http://www.birdcronin.com.  Reference to B&C's website is not intended to incorporate by reference any of the material or information contained on such website in this Supplemental Disclosure.

RISK FACTORS
An investment in Dynatronics pursuant to the Securities Purchase Agreement involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment.  Each of the following factors should be carefully considered by Purchasers prior to making an investment decision.  If any of these risks were to occur, Dynatronics' business, financial condition or results of operations would likely suffer. In that event, the value of Dynatronics' securities could decline, and you could lose all or part of your investment. Dynatronics' subsequent filings with the Commission may contain amended and updated discussions of significant risks.  Dynatronics cannot predict future risks or estimate the extent to which they may affect financial performance.  Please also read carefully the section above entitled "Forward-Looking Statements."
Certain risk factors relating to the business and industry of Dynatronics and its securities can be found in Part I, Item 1A —"Risk Factors" in Dynatronics Annual Report on Form 10-K for the fiscal year ended June 30, 2016.  In addition, prospective Purchasers should carefully consider additional risks that relate to the Acquisition and the business of B&C, including but not limited to, the risks set forth below.
Risks Relating to the Acquisition
Failure to complete, or delays in completing the proposed Acquisition, could materially and adversely affect our results of operations and our stock price.
Consummation of the Acquisition is subject to many contingencies.  While the closing of the Series C Preferred Offering is contingent upon closing the Acquisition, we cannot assure you that we will be able to successfully consummate the Acquisition as currently contemplated, or at all.  Risks related to the failure of the Acquisition to be consummated include, but are not limited to, the following:
•
we would not realize any of the potential benefits of the transaction, including any synergies that could result from combining our financial and proprietary resources with the assets of B&C, which could have a negative effect on our stock price;

•	we may remain liable for significant costs, including legal, accounting and other costs relating to the transaction, regardless of whether the transaction is consummated;

•	the trading price of our Common Stock may decline if the current market price for our stock reflects a market assumption that the Acquisition will be completed; and
•	the attention of our management may have been diverted to the Acquisition rather than to our own operations and the pursuit of other opportunities that could have been beneficial to us.
The occurrence of any of these events individually or in combination could materially and adversely affect our results of operations and our stock price.
Uncertainty about the proposed Acquisition may adversely affect relationships with our customers, suppliers and employees, whether or not the transaction is completed.
In response to the announcement of the proposed Acquisition, Dynatronics' and/or B&C's existing or prospective customers or suppliers may:
•	delay, defer or cease purchasing products or services from us or the combined company, or providing products or services to us or the combined company;
•	delay or defer other decisions concerning us or the combined company; or
•	otherwise seek to change the terms on which they do business with us or the combined company.
Any such delays or changes to terms could materially harm our business or, if the Acquisition is completed, the combined business.  In addition, as a result of the proposed Acquisition, the employees to be acquired from B&C could experience uncertainty about their future with us following the Closing.  As a result, key employees may depart because of issues relating to such uncertainties, or a desire not to remain with us following the Acquisition.  Losses of customers, employees or other important strategic relationships could have a material adverse effect on our business, operating results, and financial condition.  Such adverse effects could also be exacerbated by a delay in the completion of the Acquisition for any reason.
We expect to incur substantial expenses related to the integration of B&C.
We expect to incur substantial expenses in connection with the integration of the business, policies, procedures, operations, technologies and systems of B&C.  There are a large number of systems and functions that must be integrated, including, but not limited to, management information, accounting and finance, billing, payroll and benefits and regulatory compliance.  Acquisitions of privately held entities, such as B&C, are particularly challenging because their prior practices may not meet the requirements of the Sarbanes-Oxley Act and/or generally accepted public accounting standards.  While we have assumed that a certain level of expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of all of the expected integration expenses.  Moreover, many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.  These expenses could, particularly in the near term, exceed the savings that we expect to achieve from the elimination of duplicative expenses, the realization of economies of scale and cost savings, and other synergies related to the integration of the businesses following completion of the Acquisition.

We may be unable to successfully integrate our business with the business of B&C and realize the anticipated benefits of the Acquisition.
The Acquisition involves the combination of the businesses of two companies that currently operate as independent companies.  Although we recently acquired Hausmann Industries, Inc. in April 2017, our management has limited integration experience and will be required to devote significant attention and resources to integrating our business practices and operations with those of B&C.  Potential difficulties we may encounter as part of the integration process include, but are not limited to, the following:
•	inability to successfully combine our business with the business of B&C in a manner that permits us to achieve the full synergies anticipated from the Acquisition;
•
complexities associated with managing our business and the business of B&C following the Acquisition, including the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies;

•	integrating the workforces of the two companies while maintaining focus on providing consistent, high quality customer service; and
•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Acquisition, including costs to integrate the two companies that may exceed anticipated costs.
Any of the potential difficulties listed above could adversely affect our ability to maintain relationships with customers, suppliers, employees, lenders and other constituencies or our ability to achieve the anticipated benefits of the Acquisition or otherwise adversely affect our business and financial results following completion of the Acquisition.
Our actual financial and operating results after the Acquisition could differ materially from any expectations or guidance provided by us concerning future results, including (without limitation) expectations or guidance with respect to the financial impact of any cost savings and other potential synergies.
We currently expect to realize an increase in sales and other synergies as a result of the proposed Acquisition.  These expectations are subject to numerous assumptions, however, including assumptions derived from our diligence efforts concerning the status of and prospects for B&C's business, which we do not currently control, and assumptions relating to the near-term prospects for our industry generally and the markets for B&C's products in particular.  Additional assumptions that we have made include, without limitation, the following:
•	projections of B&C's future revenues;
•	anticipated financial performance of B&C's products and products currently in development;
•	anticipated cost savings and other synergies associated with the Acquisition, including potential revenue synergies;

•	our expected capital structure after the Acquisition;
•	amount of goodwill and intangibles that will result from the Acquisition;
•	certain other purchase accounting adjustments that we expect to record in our financial statements in connection with the Acquisition;
•	acquisition costs, including restructuring charges and transaction costs payable to our financial, legal and accounting advisors;
•	our ability to maintain, develop and deepen relationships with B&C's customers; and
•	other financial and strategic risks of the Acquisition.
We cannot provide any assurances with respect to the accuracy of our assumptions, including our assumptions with respect to future revenues or revenue growth rates, if any, of B&C, and we cannot provide assurances with respect to our ability to realize any cost savings that we currently anticipate.  Risks and uncertainties that could cause our actual results to differ materially from currently anticipated results include, but are not limited to, risks relating to our ability to integrate B&C successfully; currently unanticipated incremental costs that we may incur in connection with integrating the two companies; risks relating to our ability to realize incremental revenues from the Acquisition in the amounts that we currently anticipate; risks relating to the willingness of B&C's customers and other partners to continue to conduct business with us following the Acquisition; and numerous risks and uncertainties that affect our industry generally and the markets for our products and those of B&C, specifically.  Any failure to integrate B&C successfully and to realize the financial benefits we currently anticipate from the Acquisition would have a material adverse impact on our future operating results and financial condition and could materially and adversely affect the trading price or trading volume of our Common Stock.
The combined businesses may not perform as we expect, or as the market expects, which could have an adverse effect on the price of our Common Stock.
Risks associated with the combined company following the Acquisition include:
•
integrating businesses is a difficult, expensive, and time-consuming process, and the failure to integrate successfully our business with the businesses of B&C in the expected time frame would adversely affect our financial condition and results of operations;

•	the Acquisition will significantly increase the size of our operations, and if we are not able to effectively manage our expanded operations, our stock price may be adversely affected;
•
it is possible that key employees of B&C might decide not to remain with us after the Acquisition, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations and growth prospects of the Company;

•	the current sales rates of B&C as combined with the Company may dilute the observed growth rates of the Company;
•
the success of the Company following the Closing will also depend upon relationships with third parties and pre-existing customers of us and B&C, which relationships may be affected by customer preferences or public attitudes about the Acquisition. Any adverse changes in these relationships could adversely affect our business, financial condition and results of operations; and

•	the price of our Common Stock after the Acquisition may be affected by factors different from those currently affecting the price of our Common Stock.
If any of these events were to occur, the price of our Common Stock could be adversely affected.

Risks Related to the Operation of the B&C Business Following the Acquisition
Uncertain or weakened global economic conditions may adversely affect B&C's industry, business and results of operations.
The overall performance of the B&C division will depend on domestic and worldwide economic conditions, which may remain challenging for the foreseeable future.  Financial developments seemingly unrelated to B&C or its industry may adversely affect it.  The U.S. economy and other key international economies have been impacted by threatened sovereign defaults and ratings downgrades, falling demand for a variety of goods and services, restricted credit, threats to major multinational companies, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies, acts of terrorism and overall uncertainty.  Healthcare reform in the United States has created a great deal of confusion and reduced capital expenditures for medical equipment and products such as those manufactured and distributed by B&C.  These conditions affect the rate of medical or therapeutic equipment spending and could adversely affect our ability to sell B&C's products, or delay prospective purchasing decisions, any of which could adversely affect our operating results.  We cannot predict the timing, strength or duration of the economic recovery or any subsequent economic slowdown worldwide, in the United States, or in B&C's industry.
B&C's failure or inability to enforce its trademarks or other proprietary rights could adversely affect its competitive position or the value of its brand.
B&C owns certain federal trademark registrations but also relies on unregistered proprietary rights, including common law trademark protection.  Third parties may oppose B&C's trademark applications, or otherwise challenge its use of the trademarks, and may be able to use its trademarks in jurisdictions where they are not registered or otherwise protected by law.  If B&C's trademarks are successfully challenged or if a third party is using confusingly similar or identical trademarks in particular jurisdictions before B&C, B&C could be forced to rebrand its products, which could result in loss of brand recognition, and could require additional resources for marketing new brands.  If others are able to use B&C's trademarks, its ability to distinguish its products may be impaired, which could adversely affect its business.  Further, we cannot assure you that competitors will not infringe upon B&C's trademarks, or that we will have adequate resources to enforce its trademarks.

B&C may be unable to effectively develop and market products against the products of its competitors in a highly competitive industry.
The present or future products of B&C could be rendered obsolete or uneconomical by technological advances by its competitors.  Competitive factors include price, customer service, technology, innovation, quality, reputation and reliability.  B&C's competition may respond more quickly to new or emerging technologies, undertake more extensive marketing campaigns, have greater financial, marketing and other resources than B&C, or be more successful in attracting potential customers, employees and strategic partners.  Given these factors, we cannot guarantee that we will be able to continue the current level of success of B&C in the industry.
The cost of complying with complex governmental regulations applicable to the B&C business, sanctions resulting from non-compliance, or reduced demand resulting from increased regulations, could affect our operating results.
B&C's operations and facilities are subject to the requirements of the Occupational Safety and Health Act ("OSHA") and comparable state statutes that regulate the protection of the health and safety of workers, and the proper design, operation and maintenance of equipment.  Additionally, certain products of B&C are subject to the requirements of the Food, Drug, and Cosmetic Act and the oversight of the Food and Drug Administration ("FDA").
Failure to comply with these requirements, including general industry standards, record keeping requirements and monitoring and control requirements, may result in significant fines or compliance costs, which could have a material adverse effect on our results of operations, financial condition and cash flows.
ADDITIONAL INFORMATION
 Historical Financial Information
This Supplemental Disclosure should be read in conjunction with the historical financial information prepared by the management of B&C as set forth below, consisting of B&C's audited Balance Sheets and Income Statements as of September 30, 2016 and September 30, 2015.  Historical 9-month financial information, consisting of B&C's unaudited Balance Sheet and Income Statement as of June 30, 2017 are also included.

HISTORICAL FINANCIAL INFORMATION OF B&C

Bird & Cronin, Inc.
Balance Sheet

	Audited		Unaudited
	Year Ended September 30,		9-Months Ended
	2015	2016	Jun 30, 2017
Current Assets			
Cash and Cash Equivalents	$2,044,924	$2,289,493	$1,365,175
Accounts Receivable, net	2,058,978	2,096,380	1,950,927
Inventory	3,766,390	4,371,431	5,162,525
Prepaid Expenses	162,653	121,055	10,033
Total Current Assets	$8,032,945	$8,878,359	$8,488,661
PP&E, less Accumulated Depreciation	$1,058,139	$910,697	$887,381
Other Assets	64,979	109,693	227,358
Total Assets	$9,156,063	$9,898,749	$9,603,400
Liabilities and Stockholders' Equity			
Current Liabilities			
Accounts Payable, trade	$566,630	$823,869	$468,306
Accrued Expenses	182,998	391,399	172,243
Total Current Liabilities	$749,628	$1,215,268	$640,549
Long-term Debt, less Current Maturities	$0	$0	$0
Total Liabilities	$749,628	$1,215,268	$640,549
Stockholders' Equity			
Common Stock	$10,875	$10,875	$10,875
Capital Paid in Excess of Par	46,278	46,278	46,278
Retained Earnings	8,349,282	8,626,328	8,905,698
Total Stockholders' Equity	$8,406,435	$8,683,481	$8,962,851
Total Liabilities and Stockholders' Equity	9,156,063	9,898,749	9,603,400

Exhibit A

Certificate of Designations, Preferences, and Rights of the Series D Non-Voting Convertible Preferred Stock of Dynatronics Corporation
[Series D Preferred Stock to be issued to B&C as seller under the Asset Purchase Agreement]